As Filed with the Securities and Exchange Commission on June 4, 2002
                                                 Registration No. 333-
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ----------------------


                               VIVENDI UNIVERSAL
            (Exact name of registrant as specified in its charter)



             FRANCE                                      NONE
  (State or other jurisdiction           (I.R.S. Employer Identification No.)
of incorporation or organization)


                            42, avenue de Friedland
                         75380 Paris Cedex 08, France
                              33 (1) 71 71 10 00
                   (Address of Principal Executive Offices)
                            ----------------------

       Vivendi Universal U.S. Nonqualified Employee Stock Purchase Plan
                             (Full Title of Plans)
                            ----------------------

                      Vivendi Universal U.S. Holding Co.
                               800 Third Avenue
                                   7th Floor
                           New York, New York 10022
                                (212) 572-7000
                             Attention: President
 (Name, address and telephone number, including area code, of agent for service)

                            ----------------------

                                   Copies To:



             Faiza J. Saeed                         Elena Baxter
        Cravath, Swaine & Moore                      Bredin Prat
            Worldwide Plaza                     130, rue du Faubourg
           825 Eighth Avenue                        Saint-Honore
        New York, NY 10019-7472                  Paris, 75008 France
             (212) 474-1000                      33 (1) 44 35 35 35




                                          CALCULATION OF REGISTRATION FEE

    Title of             Amount        Proposed maximum       Proposed maximum     Amount of
   securities             to be        offering price per     aggregate offering   registration
to be registered       registered (1)       share (2)              price (2)            fee (2)

Ordinary Shares, with    1,250,000            N/A                    N/A               N/A
a nominal value of
(Euro) 5.50 per share (3)

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Under Instruction E to the General Instructions to Form S-8 and Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997), the Registrant hereby reallocates 1,250,000 ordinary shares registered under the registration statement on Form S-8 (File No. 333-72270) dated as of October 26, 2001 (the "Prior S-8") to this registration statement and carries forward to this registration statement $14,278.25 of the filing fee paid in connection with the Prior S-8 with respect to such shares. The Registrant expects to file with the Securities and Exchange Commission a post-effective amendment to the Prior S-8 to reflect the above-mentioned reallocation of the Registrant's ordinary shares.

(3) The Vivendi Universal ordinary shares being registered hereby may be represented by Vivendi Universal's American Depositary Shares. A separate Registration Statement on Form F-6, as amended, has been filed in connection with Vivendi Universal's American Depositary Shares.

==============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the "Commission"). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

          The following documents previously filed with the Commission by the Registrant are hereby incorporated by reference and shall be deemed a part hereof:

          (a) Vivendi Universal's Form 20-F (File No. 001-16301) filed on May 28, 2002.

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Registrant's fiscal year ended December 31, 2001.

          (c) The description of Vivendi Universal ordinary shares, nominal value (Euro) 5.50 per share, contained in the Registrant's Form 8-A filed December 29, 2000.

          All documents filed by the Registrant or the Vivendi Universal U.S. Nonqualified Employee Stock Purchase Plan (the "Plan") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

          Any statement contained herein or in any document to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  Description of Securities.

          Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.

          None.

ITEM 6.  Indemnification of Directors and Officers.

          The French commercial code provides that any clause of a corporation's statuts that conditions legal proceedings against the members of its board of directors or the chief executive officer on the prior approval or on the authorization of the general shareholders' meeting or which provides in advance for the waiver of such proceedings is void. The French commercial code also provides that a resolution adopted at a general shareholders' meeting cannot cause the extinction of an action brought against the members of the board of directors for damages due to breach of duty in their official capacity.

          The Registrant has Directors and Officers liability insurance that provides $200 million of protection for its officers and directors.

ITEM 7.  Exemption From Registration Claimed.

          Not applicable.

ITEM 8.  Exhibits.

          Unless otherwise indicated below as incorporated by reference to another filing of the Registrant with the Commission, each of the following is filed herewith:

Exhibit Number                   Description
--------------                   -----------

4.1 Vivendi Universal Restated Corporate statuts (unofficial English translation) (previously filed as an Exhibit to Vivendi Universal's Form 20-F filed on May 28, 2002 (and incorporated herein by reference)).

4.2 Deposit Agreement dated as of April 19, 1995, as amended and restated as of September 11, 2000, as further amended and restated as of December 8, 2000 among Vivendi Universal, S.A., The Bank of New York, as depositary, and all the Owners and Beneficial Owners from time to time of American Depositary Shares issued hereunder (previously filed as an Exhibit to Vivendi Universal's Registration Statement on Form 8-A dated December 29, 2000 (and incorporated herein be reference)).

23.1                Consent of RSM Salustro Reydel and Barbier Frinault & Cie.

24.1                Power of Attorney (included on the signature page hereto).


Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
     (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 3rd day of June, 2002.



                                        VIVENDI UNIVERSAL


                                        By /s/ George E. Bushnell III
                                           ----------------------------------
                                           Name: George E. Bushnell III
                                           Title: Vice President


          Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 3rd day of June, 2002.



                                        VIVENDI UNIVERSAL U.S.
                                        NONQUALIFIED EMPLOYEE STOCK
                                        PURCHASE PLAN


                                        By /s/ Daniel J. Losito
                                           ----------------------------------
                                           Name: Daniel J. Losito
                                           Title: Vice President

          We, the undersigned officers and directors of Vivendi Universal, S.A., hereby severally constitute and appoint Jean-Marie Messier, Jean-Francois Dubos and George E. Bushnell III and each of them singly, our true and lawful attorneys-in-fact, with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement filed herewith and any and all amendments to said Registration Statement, and any registration statement in connection with this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Vivendi Universal, S.A. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto (or such registration statement filed pursuant to Rule 462(b)).

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and this Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.


Signature                       Title                            Date
---------                       -----                            ----


/s/ Jean-Marie Messier          Chairman of the Board of        June 3, 2002
---------------------------     Directors and Chief Executive
Jean-Marie Messier              Officer


/s/ Guillaume Hannezo           Chief Financial Officer         June 3, 2002
---------------------------     (Principal Financial and
Guillaume Hannezo               Accounting Officer)


/s/ Dominique Gibert            Senior Vice President,          June 3, 2002
---------------------------     Finance (Deputy Chief
Dominique Gibert                Financial Officer)


---------------------------     Director and Co-Chief
Eric Licoys                     Operating Officer



---------------------------     Director
Bernard Arnault


/s/ Edgar Bronfman, Jr.
---------------------------     Director and Vice Chairman      June 3, 2002
Edgar Bronfman, Jr.             of the Board of Directors


/s/ Edgar M. Bronfman
---------------------------     Director                        June 3, 2002
Edgar M. Bronfman

/s/ Richard H. Brown
---------------------------     Director                        June 3, 2002
Richard H. Brown


---------------------------     Director
Jean-Marc Espalioux


---------------------------     Director
Philippe Foriel-Destezet


/s/ Jacques Friedman
---------------------------     Director                        June 3, 2002
Jacques Friedman


/s/ Esther Koplowitz
---------------------------     Director                        June 3, 2002
Esther Koplowitz


/s/ Marie-Josee Kravis
---------------------------     Director                        June 3, 2002
Marie-Josee Kravis


---------------------------     Director
Henri Lachmann


/s/ Samuel Minzberg
---------------------------     Director                        June 3, 2002
Samuel Minzberg


---------------------------     Director
Simon Murray


---------------------------     Director
Serge Tchuruk


/s/ Marc Vienot
---------------------------     Director                        June 3, 2002
Marc Vienot


/s/ George E. Bushnell III
---------------------------     Authorized Representative       June 3, 2002
George E. Bushnell III          in the United States

                                  EXHIBIT INDEX


Exhibit Number              Description
--------------              -----------

4.1 Vivendi Universal Restated Corporate statuts (unofficial English translation) (previously filed as an Exhibit to Vivendi Universal's Form 20-F filed on May 28, 2002.

4.2 Deposit Agreement dated as of April 19, 1995, as amended and restated as of September 11, 2000, as further amended and restated as of December 8, 2000 among Vivendi Universal, S.A. The Bank of New York, as depositary, and all the Owners and Beneficial Owners from time to time of American Depositary Shares issued hereunder (previously filed as an Exhibit to Vivendi Universal's Registration Statement on Form 8-A dated December 29, 2000 (and incorporated herein by reference)).

23.1                Consent of RSM Salustro Reydel and Barbier Frinault & Cie.

24.1                Power of Attorney (included on the signature pages hereto).